Exhibit 10.11

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

of

MERCURY PAYMENT SYSTEMS, INC.

dated as of [                ], 2014

-i-

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of [                ], 2014 (this “Agreement”), among Mercury Payment Systems, Inc. (formerly known as Mercury Payment Systems Holdings, Inc.), a Delaware corporation (the “Company”), Mercury Payment Systems, LLC, a Delaware limited liability company (“MPS LLC”), SL Quicksilver LLC, a Delaware limited liability company (“SL Quicksilver”), SLP III Quicksilver Feeder I, L.P., a Delaware limited partnership (“SLP Feeder I”), Silver Lake Technology Investors III L.P., a Delaware limited partnership (“SLP Tech Investors”), Silver Lake Partners III DE, L.P. (“SLP DE”), Silver Lake Technology Associates III, L.P., a Delaware limited partnership (“SLP Tech Associates”), MPS 1, Inc. (formerly known as Mercury Payment Systems, Inc.), a Delaware corporation (“Mercury Holdings”) and Mercury Payment Systems II, LLC, a Delaware limited liability company (“Mercury II”).

WHEREAS, the Company, SL Quicksilver, Mercury Holdings and Mercury II are parties to that certain Registration Rights Agreement, dated as of April 30, 2010 (the “Original Registration Rights Agreement”), and the parties hereto are parties to that certain Reorganization Agreement, dated as of [                ], 2014 (the “Reorganization Agreement”); and

WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Reorganization Agreement that the parties hereto enter into this Agreement setting forth certain rights of the Equity Holders and amending and restating the Original Registration Rights Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Original Registration Rights Agreement is amended and restated as follows:

SECTION 1. Definitions.

In addition to the terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following respective meanings. Unless the context otherwise requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and the word “or” shall be inclusive.

“Affiliate” means, when used with reference to any Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, or owns greater than fifty percent of the voting power in the specified Person (the term “control” for this purpose, shall mean the ability, whether by the ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the sole manager or managers of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those Persons exercising governing authority over an entity, and control shall be conclusively presumed in the case of the direct or indirect ownership of fifty percent or more of the voting equity interests in the specified Person).

“Agreement” shall have the meaning set forth in the preamble hereof.

“As-Exchanged Basis” means a calculation of the shares of Common Stock outstanding or the shares of Common Stock owned, as applicable, assuming that all outstanding limited liability company units of MPS LLC that are exchangeable for shares of Common Stock are so exchanged.

“Assignee” shall have the meaning ascribed thereto in Section 15 of this Agreement.

“Board” shall mean the Board of Directors of the Company or any equivalent governing board.

“Common Stock” shall mean the Class A common stock of the Company (or any successor of the Company by combination of shares, recapitalization, merger, consolidation, or other reorganization) and any stock into which any such Class A common stock shall have been changed or any stock resulting from any reclassification of any such common stock.

“Company” shall have the meaning set forth in the preamble hereof.

“Demand Registration” shall have the meaning set forth in Section 2(a) hereof.

“Equity Holders” shall mean (i) the Investors, (ii) Mercury Holdings, (iii) Mercury II, and (iv) any Affiliate of the Investors, Mercury Holdings or Mercury II or any third party, in each case to whom an Investor or Mercury Holdings has assigned its rights under this Agreement in accordance with Section 15; provided that a Person shall cease to be an Equity Holder at the time such Person ceases to hold Registrable Shares.

“Equity Holders’ Counsel” shall mean the counsel selected to represent the Equity Holders in any registration and/or offering pursuant to this Agreement by the (i) the Requesting Equity Holders in the case of a Demand Registration and any offering effected pursuant to Section 2(c), (ii) the Initiating Equity Holders in the case of a Takedown Demand or (iii) Equity Holders holding a majority of Registrable Shares being registered and/or sold (as applicable) in any other registration and/or offering, provided that the other Equity Holders participating in any registration and/or offering may select a separate counsel to represent them in connection with such registration and/or offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” shall have the meaning set forth in Section 5(l) hereof.

“Holdback Period” shall have the meaning set forth in Section 4(a) hereof.

“Initiating Equity Holder” shall have the meaning set forth in Section 2(d) hereof.

“Investor” means each of SL Quicksilver, SLP Feeder I, SLP Tech Investors, SLP DE, SLP Tech Associates.

“Investor Group” shall mean (i) each Investor, (ii) any Affiliate of any Investor or any third party, in each case to whom an Investor has assigned its rights under this Agreement in accordance with Section 15; provided that a Person shall cease to be a member of the Investor Group at the time such Person ceases to hold Registrable Shares.

“IPO” means the first firm commitment underwritten public offering and sale of equity securities of the Company for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form).

“Mercury II” shall have the meaning set forth in the preamble hereof.

“Mercury Holdings” shall have the meaning set forth in the preamble hereof.

“Mercury Holdings Group” shall mean (i) Mercury Holdings, (ii) Mercury II, or (iii) any Affiliate of Mercury Holdings, Mercury II or any third party, in each case to whom Mercury Holdings or Mercury II has assigned its rights under this Agreement in accordance with Section 15; provided that a Person shall cease to be a member of the Mercury Holdings Group at the time such Person ceases to hold Registrable Shares.

“MPS LLC” shall have the meaning set forth in the preamble hereof.

“Organizational Documents” shall mean the Amended and Restated Certificate of Incorporation and By-laws of the Company (each as amended and in effect from time to time).

“Other Shares” means, at any time, those shares of Common Stock which do not constitute Primary Shares or Registrable Shares and as to which the Company has a contractual obligation to include in a registration statement under the Securities Act.

“Person” shall mean an individual, partnership (general or limited), joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“Primary Shares” means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Company in its treasury.

“Registrable Shares” means shares of Common Stock held by any member of the Investor Group or the Mercury Holdings Group (or that any member of the Investor Group or the Mercury Holdings Group has the right to acquire), now owned or hereafter acquired, including any Common Stock issued or issuable upon conversion or exchange of other securities of the Company or its subsidiaries (including, for the avoidance of doubt, any shares of Common Stock issuable upon exchange of limited liability company units of MPS LLC); provided, however, that any particular Registrable Shares shall cease to be Registrable Shares when (i) they have been registered for sale under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement or (ii) when and to the extent such shares of Common Stock are permitted to be publicly sold without limitation pursuant to Rule 144 or Rule 145 under the Securities Act or are otherwise freely transferable to the public without registration under the Securities Act (provided that this clause (ii) will not cause shares of Common Stock held by an Investor (including SLP Feeder I) to cease to be Registrable Shares for so long as any other member of the Investor Group continues to hold Registrable Shares).

“Registration Expenses” shall have the meaning set forth in Section 7 hereof.

“Requesting Equity Holder” shall have the meaning set forth in Section 2(a) hereof.

“Rights Termination Date” shall have the meaning set forth in Section 13 hereof.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

“Rule 145” means Rule 145 promulgated under the Securities Act or any successor rule thereto.

“Rule 415” means Rule 415 promulgated under the Securities Act or any successor rule thereto.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Shelf Registration” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Participants” shall have the meaning set forth in Section 2(b) hereof.

“Takedown Demand” shall have the meaning set forth in Section 2(d) hereof.

“Underwritten Takedown Offer” shall have the meaning set forth in Section 2(d) hereof.

“WKSI” means a well-known seasoned issuer, as defined in the Rule 405 of the Securities Act.

SECTION 2. Demand Registration.

(a) At any time or times following the date that is 180 days after the closing of the IPO, if the Company shall receive from Requesting Equity Holders a written request that the Company effect a registration with respect to all or a part of the Registrable Shares held by the Requesting Equity Holders (a “Demand Registration”), the Company will take the actions set forth in the following clauses (i) and (ii). The term “Requesting Equity Holders” means Equity Holders that submit a request pursuant to this Section 2(a) and who hold, in the aggregate, Registrable Shares representing (A) in the aggregate at least 20% of the Common Stock outstanding at such time on an As-Exchanged Basis or (B) representing a majority of the Registrable Securities outstanding on an As-Exchanged Basis.

(i) promptly give written notice of the proposed registration to all Equity Holders (other than the Requesting Equity Holders); and

(ii) use its reasonable best efforts to, as soon as practicable and in any event within sixty days, effect such registration (which shall be on Form S-3 or any comparable or successor form or forms if the Company is qualified for registration on Form S-3 or such other form or forms at such time) (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all of such Registrable Shares as are specified in such request, together with all or such portion of the other Registrable Shares joining in such request as are specified in a written request from any Equity Holder received by the Company, or any Primary Shares proposed to be included in such registration by the Company by notice from the Company to the Requesting Equity Holders, in each case within twenty days after written notice from the Company is given under Section 2(a)(i) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

(1)	In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(2)	With respect to any particular Requesting Equity Holder, if the number of Registrable Shares proposed to be registered by such Requesting Equity Holder pursuant to this Section 2(a) could be sold within ninety days pursuant to Rule 144 or Rule 145 (provided that this clause (2) will not exclude shares of Common Stock held by an Investor (including SLP Feeder I) for so long as any other requesting member of the Investor Group continues to hold Registrable Shares that would not be excluded by this clause (2));

(3)

If the Company shall furnish to the Requesting Equity Holders a certificate signed by the Chief Executive Officer (or other authorized officer) of the Company stating that in the good faith judgment of the Board it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its reasonable best efforts to comply with this Section 2(a), and its related obligations under Section 5, shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Requesting Equity Holders; provided that the Company shall only be permitted one deferral pursuant to this Section 2.1(a)(ii)(3) or Section 2(b) in any twelve-month period; or

(4)	If the Requesting Equity Holders propose to register Registrable Shares at an aggregate expected price to the public of less than $50,000,000 in the aggregate; provided that this clause (4) shall not apply to a Shelf Registration covering an unspecified number of shares in accordance with Section 2(b).

Subject to the provisions of Section 2(c) below, the Company may include Other Shares in the registration statement filed pursuant to the request of the Requesting Equity Holders pursuant to this Section 2(a).

(b) Shelf Registration. At any time and from time to time when the Company is eligible to utilize Form S-3 or a successor form to sell shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 (a “Shelf Registration”), any demand made pursuant to Section 2(a) may, at the option of the Requesting Equity Holders, be a demand for a Shelf Registration. If at the time of such request the Company is a WKSI, (x) if the Company so elects, such Shelf Registration may also cover an unspecified number of shares to be sold by the Company, and (y) if the Requesting Equity Holders so elect, such Shelf Registration may cover an unspecified number of shares to be sold by the Equity Holders. The Company may suspend the use of any effective Shelf Registration by written notice to the holders of Registrable Securities listed as potential selling shareholders therein (“Shelf Participants”) under the circumstances, for the period and subject to the limitations set forth in Section 2(a)(ii)(3).

(c) Underwriting. In the case of any offering made in accordance with Section 2(a), other than an offering made pursuant to a Takedown Demand:

(i) if the Requesting Equity Holders intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company as a part of the request made pursuant to Section 2(a) and, the managing underwriter for such offering shall be chosen by the holders of a majority in aggregate amount of the Registrable Shares being registered, with the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. If the holders of Other Shares request inclusion of such shares, the Equity Holders agree that the Company may include such shares in the underwriting so long as such holders agree to be bound by the applicable provisions of this Section 2. The Requesting Equity Holders and the Company shall (together with all other Equity Holders and holders of Other Shares proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form and reasonable acceptable to the Company with the underwriter or underwriters. Notwithstanding any other provision of this Section 2, if the managing underwriter selected as provided in this Section 2(c) determines that marketing factors require a limitation on the number of shares to be underwritten, the managing underwriter may limit the number of shares proposed to be included in such registration and underwriting as follows:

(1)	first, the Other Shares shall be excluded from such registration to the extent so required by such limitation such that the number of shares to be included by such holders of Other Shares shall be determined on a pro rata basis based upon the aggregate number of Other Shares held by each such holder seeking registration;

(2)	second, to the extent the further limitation is required by the managing underwriter, the Primary Shares shall be excluded from such registration to the extent so required by such limitation; and

(3)	third, to the extent further limitation is required by the managing underwriter, the Registrable Shares shall be excluded from such registration to the extent so required by such limitation such that the number of Registrable Shares to be included by the Equity Holders shall be determined on a pro rata basis based upon the aggregate number of Registrable Shares held by each Equity Holder seeking registration.

(ii) No Other Shares, Primary Shares or Registrable Shares excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such underwriting, and any Equity Holder or holder of Other Shares who has requested inclusion in such underwriting as provided above (including the Requesting Equity Holders) may elect to withdraw therefrom at any time prior to the effectiveness of such registration statement by written notice to the Company, the managing underwriter and the Requesting Equity Holders; provided, that, if the underwriters’ counsel reasonably determines that such withdrawal would materially delay the registration or require a recirculation of the prospectus, then no Equity Holder or holder of Other Shares shall have the right to withdraw unless the Requesting Equity Holders have elected to withdraw.

(d) Demand for Underwritten Shelf Takedown. At any time when a Shelf Registration statement is effective and its use has not been suspended by the Company pursuant to Section 2(b), upon the demand (a “Takedown Demand”) of any Shelf Participants holding Registrable Shares at such time representing in the aggregate at least 1% of the Common Stock outstanding at such time on an As-Exchanged Basis (the “Initiating Equity Holder”), the Company will facilitate in the manner described in this Agreement an underwritten “takedown” of shares off of such Shelf Registration (an “Underwritten Takedown Offering”); provided, that (i) the Investor Group shall have the right to make no more than two Takedown Demands and the Mercury Holdings Group shall have the right to make no more than one Takedown Demand, in each case in any 12 month period; (ii) the Company shall not be obligated to effect an Underwritten Takedown Offering unless the shares requested to be sold in such offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $50,000,000; and (iii) in connection with any Takedown Demand, the Company will provide three calendar days’ notice to the Investor Group or the Mercury Holdings Group, as applicable, if the Investor Group or the Mercury

Holdings Group as applicable did not make such Takedown Demand and holds in the aggregate Registrable Shares at such time representing at least 1% of the Common Stock outstanding at such time on an As-Exchanged Basis. If any such Shelf Participants request inclusion of their Registrable Shares (by notice to the Company, which notice must be received by the Company no later than the second calendar business day following the date notice is received by such participant) the Company shall include such shares in the Underwritten Takedown Offering so long as such participants agree to be bound by the applicable provisions of this Section 2, provided that (x) the Initiating Equity Holder shall maintain the right to select the managing underwriter for such offering (with the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned) and (y) if such managing underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the managing underwriter may limit the number of shares proposed to be included in such offering such that the number of Registrable Shares to be included shall be determined on a pro rata basis based upon the aggregate number of Registrable Shares held by each such Shelf Participant. The Shelf Participants participating in such offering and the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters of such offering. In connection with an Underwritten Takedown Offering, the managing underwriter for such offering shall be chosen by the Initiating Equity Holder, with the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. Subject to the following sentence, all determinations whether to complete any Underwritten Takedown Offering and as to timing, manner, price and other terms of any Underwritten Takedown Offering shall be at the discretion of the Initiating Equity Holder. Any Equity Holder who has requested inclusion in such Underwritten Takedown Offering as provided above (including the Initiating Equity Holder) may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Equity Holder; provided, that, if the underwriters’ counsel reasonably determines that such withdrawal would require a recirculation of the prospectus, then no Equity Holder shall have the right to withdraw unless the Initiating Equity Holder has elected to withdraw; provided, further, that any Equity Holder, other than the Initiating Equity Holder, that has requested inclusion in an Underwritten Takedown Offering may condition its participation on the Underwritten Takedown Offering being completed within ten business days following its request to participate at a net price per share to such Equity Holder of not less than 95% of the most recent closing price for the Common Stock on its principal trading market immediately prior to such Equity Holder’s request to participate.

(e) Effective Registration Statement. Should a Takedown Demand not be consummated due the failure of the Initiating Equity Holder to perform its obligations under this Agreement, or in the event the Initiating Equity Holder withdraws or does not pursue the offering contemplated by the Shelf Takedown request as provided for in Section 2(d) above, then such Takedown Demand shall be deemed to have been effected for purposes of clause (i) of Section 2(d) unless such offering does not proceed because (x) a material adverse change occurred in the condition (financial or otherwise), business, assets, properties, operations or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the delivery of the Takedown Demand referred to in Section 2(d) above, (y) use of the Shelf Registration was subsequently suspended by the Company as provided in Section 2(b), or (z) the Shelf Registration statement did not remain continuously effective until all the Registrable

Shares subject to such Takedown Demand were sold because (i) the Company was not in compliance in all material respects with its obligations under this Agreement, or (ii) the Shelf Registration was interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court.

SECTION 3. Company Registration.

(a) If the Company shall determine to register any Primary Shares or Other Shares under the Securities Act, other than a registration relating solely to employees, a registration relating to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, then in each case, the Company will:

(i) other than in the case of the IPO, promptly give to the Equity Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws and the number of securities intended to be disposed); and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Shares specified in a written request or requests by any Equity Holder (provided that such Equity Holder has indicated within twenty days after receipt of the written notice from the Company described in clause (i) above that such Equity Holder desires to sell Registrable Shares in the manner of distribution proposed by the Company), except as set forth in Section 3(b) below.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Equity Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event, the right of each Equity Holder to registration pursuant to this Section 3(b) shall be conditioned upon such Equity Holder’s participation in such underwriting and the inclusion of such Equity Holder’s Registrable Shares in the underwriting to the extent provided herein. The participating Equity Holders shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters participating in the underwriting. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the managing underwriter may limit the number of shares proposed to be included in such registration and underwriting as follows:

(i) if the registration pursuant to this Section 3 is initiated by holders of Other Shares then,

(1)	first, the Registrable Shares shall be excluded from such registration to the extent so required by such limitation such that the number of Registrable Shares to be included by each Equity Holder shall be determined on a pro rata basis based upon the aggregate number of Registrable Shares held by each such Equity Holder seeking registration;

(2)	second, to the extent further limitation is required by the managing underwriter, the Other Shares shall be excluded from such registration to the extent so required by such limitation such that the number of shares to be included by each holder shall be determined on a pro rata basis based upon the aggregate number of Other Shares held by each such holder seeking registration; and

(3)	third, to the extent further limitation is required by the managing underwriter, the Primary Shares shall be excluded from such registration to the extent so required by such limitation.

(ii) if the registration pursuant to this Section 3 is initiated by the Company, then the Registrable Shares or Other Shares shall be excluded from such registration to the extent so required by such limitation such that the number of shares to be included by each holder shall be determined on a pro rata basis based upon the aggregate number of Registrable Shares and Other Shares held by each such holder.

Any Equity Holder or other stockholder may elect to withdraw from such underwriting at any time prior to the effectiveness of the registration statement by written notice to the Company and the underwriter. Any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration; provided, that, if the underwriter’s counsel reasonably determines that such withdrawal would materially delay the registration or require a recirculation of the prospectus, then the Equity Holders shall have no right to withdraw. In the event that any Equity Holder has requested inclusion of Registrable Shares in a Shelf Registration initiated by the Company or Other Holders, such Equity Holder shall have the right, but not the obligation, to participate in any offering of the Company’s equity securities under such shelf registration.

SECTION 4. Holdback Agreement.

(a) In the event of any underwritten offering (including the IPO), if requested by the managing underwriters of such offering, the Equity Holders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), any equity securities (or interests therein) in the Company without the prior written consent of the Company, for a period designated by the Company in writing to the Equity Holders which shall begin on the effective date of the registration statement (or, in case of a Underwritten Takedown Offering, the date of the relevant underwriting agreement) for the offering and shall not last longer than 180 days for the IPO and 90 days for any offering thereafter (each such period, a “Holdback Period”).

(b) If Requesting Equity Holders shall request a Demand Registration (other than a Shelf Registration) or Initiating Holders shall request a Takedown Demand off a Shelf Registration statement pursuant to Section 2 hereof, if required by the managing underwriters in such offering, (1) the Company shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), any Primary Shares (or interests therein) (other than those shares of Common Stock included in such registration pursuant to Section 2 hereof) without the prior written consent of the Requesting Equity Holders or the Initiating Holders, as the case may be, for a period designated by the Requesting Equity Holders or the Initiating Holders, as the case may be, in writing to the Company, which period shall begin on the effective date of the registration statement (or in the case of a Takedown Demand, the earlier of the date of the underwriting agreement or commencement of marketing efforts) pursuant to which such public offering shall be made and shall not last longer ninety days after the effective date of such registration statement (or in the case of a Takedown Demand, the date of the underwriting agreement), and (2) the Company shall use its reasonable best efforts to cause its directors and executive officers to sign lock-up agreements on terms consistent with those set pursuant to the preceding clause (1), with customary exceptions as agreed with the managing underwriters.

SECTION 5. Registration Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a) use its reasonable best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of 120 days (subject to any extension provided for in Section 5(c)) or until all of such Registrable Shares have been disposed of (if earlier); provided, however, that in the case of any Shelf Registration, the 120 day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Shares are sold;

(b) furnish, without charge, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus to the Equity Holders’ Counsel and fairly consider such reasonable changes in any such documents prior to or after the filing thereof as such Equity Holders’ Counsel may request;

(c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 120 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares; provided, however, that in the case of any Shelf Registration, 120 day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Shares are sold and, if during such period the Company ceases to be eligible to continue such Shelf Registration on the original registration statement (whether by virtue of ceasing to be eligible to use Form S-3, by virtue of expiration of such registration statement pursuant to Rule 415(a)(5), or otherwise), the Company shall register the applicable shares on a replacement registration statement, which shall be on Form S-3 if the Company is the eligible for such registration statement or, otherwise, on Form S-1, and shall continue such Shelf Registration, and amend and supplement such replacement registration statement from time to time, as required by this Agreement;

(d) notify the Equity Holders’ Counsel in writing (i) of the receipt by the Company of any notification with respect to any comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes; and, upon occurrence of any of the events mentioned in clauses (ii) and (iii) use its reasonable best efforts to prevent the issuance of any stop order or obtain the withdrawal thereof as soon as possible, and (iv) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading;

(e) use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Equity Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Equity Holders to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Equity Holders; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e);

(f) furnish to the Equity Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case, including all exhibits), the prospectus, if any, contained in such registration statement or other prospectus, including a preliminary prospectus or any free writing prospectus, in conformity with the requirements of the Securities Act;

(g) without limiting subsection (e) above, use its reasonable best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Equity Holders (to the extent the Equity Holders then hold such Registrable Shares) to consummate the disposition of such Registrable Shares;

(h) notify the Equity Holders on a timely basis, within the appropriate period mentioned in subparagraph (a) of this Section 5, at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Equity Holders (or automatically in the case of a Shelf Registration unless the Company elects to suspend use of such Registration Statement pursuant to Section 2(b)), as promptly as practicable prepare and furnish to the Equity Holders (at the Company’s expense) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) provide a transfer agent and registrar (which may be the same entity) for such Registrable Shares and a CUSIP number for such Registrable Shares, in each case no later than the effective date of such registration statement;

(j) cause all such Registrable Shares registered pursuant to this Agreement to be listed on any national securities exchange or to be authorized for quotation on an automated quotation system on which any shares of the Common Stock are listed or quoted, or, if the Common Stock is not listed or quoted, use its reasonable best efforts to list such Registrable Shares on a national securities exchange, or to authorize them for quotation on an automated quotation system;

(k) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(l) reasonably cooperate with each Equity Holder and each underwriter, and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”), and any securities exchange on which such Registrable Shares are traded or will be traded;

(m) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(n) in the case of an offering pursuant to a registration that is not underwritten offering, cooperate with the sellers of Registrable Shares to facilitate the timely preparation and delivery of certificates, to the extent permitted by applicable law, not bearing any restrictive legends representing the Registrable Shares to be sold, and cause such Registrable Shares to be issued in such denominations and registered in such names in accordance with the instructions of the sellers of Registrable Shares at least three business days prior to any sale of Registrable Shares and instruct any transfer agent and registrar of Registrable Shares to release any stop transfer orders in respect thereof; and

(o) subject to all the other provisions of this Agreement, use its reasonable best efforts to take all other steps necessary or advisable to effect the registration of such Registrable Shares contemplated hereby.

Each holder of the Registrable Shares, upon receipt of any notice from the Company of any event of the kind described in Section 5(d)(ii) or Section 5(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(h) hereof (provided that, in the case of a Shelf Registration, if such suspension lasts for longer than 10 consecutive business days, it shall count as a suspension for purposes of the limits set forth in Section 2(a)(ii)(3)), and, if so directed by the Company, such holder shall destroy all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

If the disposition by any Equity Holder of its securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of such notice to and including the date when such Equity Holder shall have received, in the case of Section 5(d)(ii), notice from the Company that such stop order or suspension of effectiveness is no longer in effect and, in the case of Section 5(h), copies of the supplemented or amended prospectus contemplated by Section 5(h).

SECTION 6. Offering Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to facilitate (x) an underwritten offering pursuant to a Demand Registration or (y) an Underwritten Takedown Offering, the Company shall, as expeditiously as practicable:

(a) use its reasonable best efforts to obtain, and to furnish to the Equity Holders and each underwriter, “cold comfort” letters from its independent certified public accountants in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters and legal opinion letters from its counsel in customary form and covering matters of the type customarily covered in such opinion letters;

(b) cooperate with the sellers of Registrable Shares and the managing underwriter to facilitate the timely preparation and delivery of certificates, to the extent permitted by applicable law, not bearing any restrictive legends representing the Registrable Shares to be sold, and cause such Registrable Shares to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Shares to the underwriters;

(c) make reasonably available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Shares in such underwritten offering;

(d) if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading;

(e) execute an underwriting agreement in customary form and reasonably acceptable to the Company; and

(f) subject to all the other provisions of this Agreement, use its reasonable best efforts to take all other steps necessary or advisable to effect the sale of such Registrable Shares contemplated hereby.

SECTION 7. Expenses. All fees and expenses (other than underwriting discounts and commissions relating to the Registrable Shares, as provided in this Section 7) incurred by the Company in complying with Section 5 and Section 6, including all registration and filing fees (including all expenses incident to filing with FINRA), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company’s counsel and accountants, shall be paid by the Company (collectively, the “Registration Expenses”); provided, however, that all underwriting discounts and commissions applicable to the Registrable Shares and Other Shares shall be borne by the holders selling such Registrable Shares and Other Shares, in proportion to the number of Registrable Shares and Other Shares sold in the offering by each such holder. In addition, in connection with each registration or offering made pursuant to this Agreement, the Company shall pay the reasonable fees and expenses of Equity Holders’ Counsel, provided that the Company shall not be obligated to pay any such fees and expenses in excess of $200,000 for any registration or offering, and provided further that if the Equity Holders select two separate counsels to represent them in any registration or offering, such $200,000 shall be allocated between such counsels on a pro rata basis based upon the aggregate number of Registrable Shares that the respective Equity Holders that selected each counsel are seeking to include in such registration or offering.

SECTION 8. Indemnification.

(a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company and MPS LLC, jointly and severally, shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Shares, their respective directors, managers, officers, fiduciaries, employees, stockholders, members or general or limited partners (and the directors, managers, officers, employees and stockholders thereof), each underwriter, broker or any other Person acting on behalf of each holder of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld, delayed or conditioned if such settlement is solely with respect to monetary damages) to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) and expenses arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration (including any violation or alleged violation of state “blue sky” laws), and shall reimburse any such indemnified party for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), and that the Company shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement of a material fact or allegedly untrue statement of a material fact or omission of a material fact or alleged omission of a material fact made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement, free writing prospectus or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company by such indemnified party, any Affiliate of such indemnified party or their counsel specifically for use in the preparation thereof.

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 8) to the fullest extent permitted by law the Company, each director or manager of the Company, each officer of the Company who shall sign such registration statement their respective directors, officers, fiduciaries, employees, stockholders, members or general or limited partners (and the directors, officers, employees and stockholders thereof), and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any untrue statement of a material fact or omission of a material fact from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto, any free writing prospectus utilized thereunder or any document incident to registration or qualification of any Registrable Shares, but only if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Equity Holder (which consent shall not be unreasonably withheld, delayed or conditioned), and that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration giving rise to such loss, claim, damage, liability, action or expense.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding that may involve a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 8, except to the extent the indemnifying party is materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party; or (ii) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party; or (iii) representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then in any such case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice at its own expense) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 8. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

(d) No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 8 is unavailable to or is insufficient to hold harmless an indemnified party with respect to any loss, claim, damage, liability, action or expense referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability, action or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the untrue or alleged untrue statements of a material fact or omissions or alleged omissions to state a material fact which resulted in such loss, claim, damage, liability, action or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person and who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 8(e) to the contrary, no Equity Holder shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such Equity Holder from the sale of the Registrable Shares in the offering to which the losses, claims, damages, liabilities and expenses of the indemnified parties relate less the amount of any indemnification payment made by such Equity Holder pursuant to Section 8(b).

SECTION 9. Underwritten Offerings. In the case of a registration pursuant to Section 2 or 3 hereof, if the Company is entering into a customary underwriting or similar agreement in connection therewith, all of the Registrable Shares to be included in such registration shall be subject to such underwriting agreement. To the extent required, the Equity Holders shall enter into an underwriting or similar agreement, which agreement may contain provisions covering one or more issues addressed herein, and, in the case of any conflict with the provisions hereof, the provisions contained in such underwriting or similar agreement addressing such issue or issues shall control.

SECTION 10. Information by Equity Holders. Each Equity Holder shall furnish to the Company such written information regarding such Equity Holder and the distribution proposed by the Equity Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

SECTION 11. Delay of Registration. No Equity Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

SECTION 12. Exchange Act Compliance. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to:

(a) make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after ninety days following the effective date of the registration statement with respect to the IPO;

(b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) so long as the Equity Holders own any Registrable Shares, furnish to the Equity Holders upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety days following the effective date of the registration statement with respect to the IPO), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as an Equity Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Equity Holder to sell any such securities without registration.

SECTION 13. Termination of Registration Rights. With respect to each Equity Holder, the registration rights set forth in this Agreement will terminate at such time as such Equity Holder does not own any Registrable Shares (the “Rights Termination Date”); provided that, for the avoidance of doubt, if a Rights Termination Date with respect to any Equity Holder occurs during a Holdback Period, such Equity Holder will continue to be bound by the provisions set forth in Section 4(a) until the end of such Holdback Period; and provided, further, that upon exercise by the Company of any postponement right hereunder, the period during which any Equity Holder may exercise any rights provided for in this Agreement shall be extended for a period equal to the period of such postponement by the Company.

SECTION 14. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Equity Holders and, subject to Section 15, the respective successors and assigns of the Company and the Equity Holders.

SECTION 15. Assignment. Any Equity Holder may assign its rights hereunder, in whole or in part, to any Affiliate or third party to whom such Equity Holder transfers Registrable Shares representing not less than 20% of the total Common Stock outstanding at such time on an As-Exchanged Basis in accordance with the Company’s Organizational Documents and the Stockholders Agreement (an “Assignee”); provided, however, that such third party shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Equity Holder whereupon such third party shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such third party was originally included in the definition of Equity Holder herein and had originally been a party hereto.

SECTION 16. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof, except for contracts and agreements referred to herein.

SECTION 17. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class mail, return receipt requested, or mailed by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

(a)	If to any Investor, to:

c/o Silver Lake Partners

2775 Sand Hill Road, Suite 100

Menlo Park, California 94025

Telephone: (650) 233-8120

Attention: Karen King

Facsimile: (650) 233-8125

9 West 57th Street

32nd Floor

New York, NY 10019

Attn: Andrew J. Schader

Facsimile: (212) 981-3535

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attn:     William H. Hinman, Jr.

 Daniel N. Webb

Facsimile: (650) 251-5002

(b)	If to Mercury Holdings or Mercury II, to:

c/o EKS&H

7979 E. Tufts Avenue, Suite 400

Denver, Colorado 80237

Attn: Jen Reavis

Facsimile: (303) 740-9009

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Attn: David W. Pollak

Facsimile: (212) 309-6001

(c)	If to the Company or Holdings, to:

Mercury Payment Systems, Inc. or Mercury Payment Systems, LLC,

as applicable

Tech Center Plaza

10 Burnett Court, Suite 300

Durango, CO 81301

Attn: Chief Financial Officer

Facsimile: (970) 335-4700

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attn:     William H. Hinman, Jr.

 Daniel N. Webb

Facsimile: (650) 251-5002

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 17 be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 17 be deemed given upon facsimile confirmation, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 17 upon the earlier of the third business day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section 17, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 17). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

SECTION 18. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible within a reasonable period of time.

SECTION 19. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Company, the Equity Holders holding at least a majority of the

Registrable Shares then outstanding on an As-Exchanged Basis, and each of the following who continues to hold Registrable Securities: the Investors, Mercury Holdings and Mercury II. Notwithstanding the foregoing, any Equity Holder may elect, without the consent of any other party, that, in lieu of including specified Registrable Securities of such Equity Holder in a registration pursuant to Section 2 or Section 3 or in an Underwritten Takedown Offering, such specified Registrable Securities shall be repurchased by the Company or MPS LLC with the proceeds, net of underwriting commissions, to the Company from the sale in such registration or Underwritten Takedown Offering of a like number of shares of Common Stock to be offered and sold by the Company; provided, that such shares of Common Stock to be offered and sold by the Company, the proceeds of which are used to repurchase Registrable Securities, shall be treated as Registrable Securities, rather than Primary Securities, for the purpose of Section 2(c)(i), Section 2(d)(y) or Section 3(b)(i), as applicable, and such Equity Holder shall retain with respect to such offering such rights with respect to participation or non-participation and consent as to pricing, timing and other matters as such Equity Holder would have for a registration pursuant to Section 2 or Section 3 or in an Underwritten Takedown Offering, as applicable.

SECTION 20. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, it is agreed that any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

SECTION 21. Mergers, Recapitalizations, Exchanges of Other Transactions Affecting Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or units of the Company or MPS LLC or any successor or assign of any such person (whether by merger, amalgamation, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.

SECTION 22. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 23. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 24. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 25. Waiver of Jury Trial; Consent to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY

IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of Delaware or the Delaware Court of Chancery for the purpose of adjudicating any dispute arising hereunder. Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 17 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 25.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

MERCURY PAYMENT SYSTEMS, INC.

By:
Name:
Title:

MERCURY PAYMENT SYSTEMS, LLC

By:
Name:
Title:

SL QUICKSILVER LLC

By:
Name:
Title:

SLP III FEEDER I, L.P.

By:
Name:
Title:

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By:
Name:
Title:

Signature Page to Amended and Restated Registration Rights Agreement

SILVER LAKE PARTNERS III DE, L.P.

By:
Name:
Title:

SILVER LAKE TECHNOLOGY ASSOCIATES III, L.P.

By:
Name:
Title:

MPS 1, INC.

By:
Name:
Title:

MERCURY PAYMENT SYSTEMS II, LLC

By:
Name:
Title: